UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 19, 2004

CINEMARK USA, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	33-47040 (Commission File Number)	75-2206284 (IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500
Dallas, Texas 75093
(Address and Zip Code of Principal Executive Offices)

(972) 665-1000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure
SIGNATURES

ITEM 7.01. Regulation FD Disclosure

Cinemark USA, Inc. and the United States have resolved a lawsuit filed against Cinemark USA, Inc. by the Department of Justice, or DOJ, alleging that Cinemark violated the Americans with Disabilities Act, or the ADA, in constructing its stadium style theaters throughout the United States. A Consent Order was entered by the U.S. District Court for the Northern District of Ohio, Eastern Division, on November 17, 2004. This Consent Order fully and finally resolves the United States v. Cinemark USA, Inc. lawsuit, and all claims asserted against Cinemark in that lawsuit have been dismissed with prejudice.

Under the Consent Order, over the next five years, Cinemark will make modifications to wheelchair seating locations in fourteen stadium-style movie theater multiplexes within the Sixth Circuit and elsewhere, and spacing and companion seating modifications at 67 auditoriums at other multiplexes. Upon completion of these modifications, such theaters will comply with all existing and pending ADA wheelchair seating requirements, and no further modifications will be necessary to Cinemark’s remaining stadium style theaters in the United States to comply with the wheelchair seating requirements of the ADA.

Under the Consent Order, the DOJ approved the seating plans for 9 theaters under construction. Cinemark and the DOJ have also created a safe harbor framework for Cinemark to construct all of its future stadium style theaters. The DOJ has stipulated that all theaters built in compliance with the Consent Order will comply with the wheelchair seating requirements of the ADA.

Management believes that Cinemark’s obligations under the Consent Order are not material in the aggregate to Cinemark’s financial position, results of operations, and cash flows.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.
Date: November 19, 2004	By:	/s/ Michael D. Cavalier
		Name:	Michael D. Cavalier
		Title:	Vice President and General Counsel

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